EXHIBIT 99.1

Investor Relations Contacts:

Jeffrey Goldberger / Rob Fink

KCSA Strategic Communications

P: 212-896-1249 / 212-896-1206

Email: jgoldberger@kcsa.com / rfink@kcsa.com

NTELOS Holdings Corp. Reports

Third Quarter 2012 Operating Results

–Net Quarterly Subscriber Additions of 5,500

–Adjusted EBITDA of $31.9 Million

–Company Declares Quarterly Dividend of $0.42 Per Share

WAYNESBORO, VA – November 8, 2012 – NTELOS Holdings Corp. (the “Company,” NASDAQ: NTLS), a leading regional provider of nationwide wireless voice and data communications and home to the “best value in wireless,” announced today operating results for its third quarter ended September 30, 2012.

Third Quarter Highlights

•	Operating revenues for the third quarter 2012 increased 7% to $114.5 million, compared to $107.4 million for the same period in 2011;

•	Net subscriber additions for the third quarter 2012 were 5,500, compared to a net loss of (9,800) for the same period in 2011;

•	Blended subscriber churn for the third quarter 2012 improved to 2.9%, compared to 3.7% for the same period in 2011; and

•	Blended ARPU for the third quarter was $50.93, compared to $49.77 for the same period in 2011.

“During the third quarter, we continued to execute successfully against our combined retail / wholesale operating model. Within our retail business, we were extremely encouraged by the substantial increase in subscriber revenue, which had its largest sequential improvement in more than four years. We also experienced substantial growth in smartphone penetration during the quarter, ending the period with smartphone customers representing 50% of our subscriber base, up from 45% and 24% at the end of Q2 2012 and Q3 2011, respectively. These accomplishments were the result of a strong response to the value proposition within our network operating footprint, continued improvements in our distribution network as well as favorable handset additions to our smartphone lineup,” noted James A. Hyde, CEO of NTELOS Holdings Corp. “At the same time, wholesale revenue increased sequentially and year-over-year, driven by the continued growth in both voice and data usage on our network.”

Highlights from Operations

•

Operating revenues for the third quarter 2012 were $114.5 million, up 7% from the third quarter 2011. The increase in operating revenues reflected both an increase in wholesale revenue and an increase in retail revenues;

•	Retail revenues, which include subscriber and equipment revenue, were $71.1 million for the third quarter 2012, compared to $69.9 million for the third quarter 2011;

•

Wholesale and other revenue derived primarily from the Company’s Strategic Network Alliance with Sprint increased 16% to $43.3 million for the third quarter 2012, compared to $37.5 million for the third quarter 2011;

•	Adjusted EBITDA was $31.9 million for the third quarter 2012, compared to $38.7 million for the third quarter 2011; and

•

Income from continuing operations, less net income attributable to noncontrolling interests, was $4.6 million, or $0.22 per diluted share, for the third quarter 2012 compared to $6.5 million, or $0.31 per diluted share, for the same period in 2011.

Total Subscribers

•	Total subscribers were 430,300 as of September 30, 2012, compared to 415,000 as of September 30, 2011;

•	Total gross additions for the third quarter were 42,400, compared to 36,500 for the same period of 2011; and

•	Total net subscriber additions for the third quarter were 5,500, compared to a loss of (9,800) for the same period for 2011.

Postpay Subscribers

•	Postpay subscriber gross additions for the third quarter 2012 were 22,000, compared to 16,500 in the third quarter 2011 and 16,800 in the second quarter 2012;

•	Net postpay subscriber additions were 4,900 for the third quarter 2012, compared to a loss of (6,400) in the third quarter 2011 and up significantly from a gain of 700 in the second quarter 2012;

•	Postpay churn for the third quarter 2012 was 2.0%, compared to 2.6% in the third quarter 2011; and

•	As of September 30, 2012, total postpay subscribers were 288,900.

Prepay Subscribers

•	Prepay subscriber gross additions for the third quarter 2012 were 20,400, compared to 20,000 in both the third quarter 2011 and second quarter 2012;

•	Net prepay subscriber additions were 600 for the third quarter 2012, compared to a loss of (3,400) in the third quarter 2011 and additions of 2,800 in the second quarter 2012;

•	Prepay churn for the third quarter 2012 was 4.7%, compared to 6.5% in the third quarter 2011; and

•	As of September 30, 2012, total prepay subscribers were 141,400.

Mr. Hyde concluded, “We expect the favorable trends seen in the first nine months of 2012 to continue. The benefits of the improvements we have made to our handset lineup and the consistent focus on our value proposition and brand positioning are successfully impacting our retail business. These results complement the continued growth recognized in the wholesale business, which combined provide a catalyst for positive returns for our shareholders.”

Discontinued Operations

The Company completed the separation of its wireless and wireline operations with the spin-off of Lumos Networks Corp. (NASDAQ: LMOS) on October 31, 2011. The wireline results are reflected as Discontinued Operations for all periods presented. As such, the reported operating results reflect the wireless operations of the Company, including certain expenses related to the business separation.

Net Income

Net income, after net income attributable to noncontrolling interests, was $4.6 million, or $0.22 per diluted share, for the third quarter 2012, compared to net income, after net income attributable to noncontrolling interests, of $13.3 million, or $0.63 per diluted share, for the third quarter 2011, which included $6.8 million related to discontinued operations.

Declaration of Dividend

On November 2, 2012, the Company’s Board of Directors declared a quarterly cash dividend on its common stock in the amount of $0.42 per share to be paid on January 11, 2013 to stockholders of record on December 14, 2012.

Business Outlook

For the year ended December 31, 2012, the Company expects its full year 2012 Adjusted EBITDA to be between $132.0 million and $136.0 million. In addition, the Company expects its full year 2012 capital expenditures to be approximately $75.0 million. Lastly, the Company reaffirmed previously communicated subscriber development guidance of net positive subscriber growth in both postpaid and prepaid subscribers for the full year 2012.

Conference Call

The Company will host a conference call with investors and analysts to discuss its third quarter 2012 results this morning, November 8, 2012, at 10:00 a.m. ET. To participate, please dial 1-877-317-6789, 1-866-605-3852 in Canada and 1-412-317-6789 for international, approximately 10 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Company’s website at http://ir.ntelos.com.

An archive of the conference call will be available online at http://ir.ntelos.com beginning approximately two hours after the call and continuing until November 15, 2012. A replay will also be available via telephone by dialing 1-877-344-7529, 1-412-317-0088 internationally and entering access code 10020133 beginning approximately two hours after the call and continuing until November 15, 2012.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, gain/loss on derivatives, net income attributable to noncontrolling interests, other expenses/income, equity-based compensation charges, acquisition related charges, net income from discontinued operations and costs related to the separation of the wireless and wireline operations.

ARPU, or average monthly revenue per user, is computed by dividing service revenues per period by the average number of subscribers during that period. Please see the footnotes in the exhibits for a complete definition of this measure.

Adjusted EBITDA is a key metric used by investors to determine if the Company is generating sufficient cash flows to continue to produce shareholder value, provide liquidity for future growth and continue to fund dividends. ARPU provides management with useful information concerning the appeal of the Company’s rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.

Adjusted EBITDA and ARPU are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS), operating through its subsidiaries as “nTelos Wireless,” is headquartered in Waynesboro, VA, and provides high-speed, dependable nationwide voice and data coverage for over 430,000 retail subscribers based in Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. The Company’s licensed territories have a total population of approximately 8.1 million residents, of which its wireless network covers approximately 6.0 million residents. The Company is also the exclusive wholesale provider of wireless digital PCS services to Sprint Nextel in the Company’s western Virginia and West Virginia service area for all Sprint CDMA wireless customers. Additional information about the Company is available at www.ntelos.com or www.facebook.com/nteloswireless and www.twitter.com/ntelos_wireless.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. There are important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements. We advise the reader to review in detail the cautionary statements and risk factors included in our SEC filings, including our most recent Annual Report filed on Form 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets (unaudited)

•	Condensed Consolidated Statements of Operations (unaudited)

•	Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

•	Key Metrics

•	ARPU Reconciliation

NTELOS Holdings Corp.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)	September 30, 2012	December 31, 2011

ASSETS
Current Assets
Cash	$64,604	$59,950
Restricted cash	—	199
Accounts receivable, net	42,348	36,292
Inventories and supplies	10,352	7,570
Prepaid expenses and other current assets	13,662	14,445

	130,966	118,456

Securities and Investments	1,524	1,403

Property, Plant and Equipment, net	299,015	288,368

Intangible Assets
Goodwill	63,700	63,700
Radio spectrum licenses	132,326	132,318
Customer relationships and trademarks, net	10,749	13,336

Deferred Charges and Other Assets	8,910	10,409

Total Assets	$647,190	$627,990

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$5,153	$4,412
Accounts payable	21,771	18,118
Dividends payable	8,923	8,902
Advance billings and customer deposits	11,104	10,003
Accrued expenses and other current liabilities	21,562	14,316

	68,513	55,751

Long-Term Debt	451,183	453,997

Other Long-Term Liabilities	79,485	67,108

Equity	48,009	51,134

Total Liabilities and Equity	$647,190	$627,990

NTELOS Holdings Corp.

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2012	2011	2012	2011

Operating Revenues	$114,466	$107,404	$336,591	$316,633

Operating Expenses
Cost of sales and services (exclusive of items shown separately below)	46,270	36,303	127,263	106,135
Customer operations	30,068	27,980	89,459	87,258
Corporate operations	8,599	9,589	24,908	24,922
Depreciation and amortization	15,810	16,098	45,818	45,494

	100,747	89,970	287,448	263,809

Operating Income	13,719	17,434	49,143	52,824

Other Expense
Interest expense	(5,432)	(5,509)	(16,293)	(17,918)
Other expense, net	(50)	(23)	(156)	(1,897)

	(5,482)	(5,532)	(16,449)	(19,815)

Income from Continuing Operations before Income Taxes	8,237	11,902	32,694	33,009

Income Taxes	3,141	4,969	13,130	14,291

Income from Continuing Operations	5,096	6,933	19,564	18,718

Discontinued Operations, net	—	6,813	—	19,426

Net Income	5,096	13,746	19,564	38,144

Net Income Attributable to Noncontrolling Interests	(488)	(481)	(1,498)	(1,322)

Net Income Attributable to NTELOS Holdings Corp.	$4,608	$13,265	$18,066	$36,822

Earnings per Share Attributable to NTELOS Holdings Corp. [1]

Basic
Continuing operations	$0.22	$0.31	$0.87	$0.84
Discontinued operations	—	0.33	—	0.93

Total	$0.22	$0.64	$0.87	$1.77

Diluted
Continuing operations	$0.22	$0.31	$0.85	$0.83
Discontinued operations	—	0.32	—	0.92

Total	$0.22	$0.63	$0.85	$1.75

Weighted average shares outstanding - basic	20,900	20,799	20,877	20,767

Weighted average shares outstanding - diluted	21,375	21,084	21,317	21,049

Cash Dividends Declared per Share - Common Stock	$0.42	$0.56	$1.26	$1.68

[1]

All share and per share amounts presented in this press release and on the Company’s Form 10-Q have been adjusted for the impact of the reverse stock split which occurred after market close on October 31, 2011 in connection with the separation of the Company’s wireless and wireline operations.

NTELOS Holdings Corp.

Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2012	2011	2012	2011

Net Income Attributable to NTELOS Holdings Corp.	$4,608	$13,265	$18,066	$36,822
Net income attributable to noncontrolling interests	488	481	1,498	1,322

Net Income	5,096	13,746	19,564	38,144

Discontinued operations, net	—	6,813	—	19,426

Income from continuing operations	5,096	6,933	19,564	18,718

Interest expense	5,432	5,509	16,293	17,918
Income taxes	3,141	4,969	13,130	14,291
Other expense (income), net	50	23	156	1,897

Operating income	13,719	17,434	49,143	52,824

Depreciation and amortization	15,810	16,098	45,818	45,494
Accretion of asset retirement obligations	163	176	463	503
Equity-based compensation	1,478	1,611	4,683	4,847
Business separation charges [1]	684	3,375	1,604	5,388

Adjusted EBITDA	$31,854	$38,694	$101,711	$109,056

[1]	Charges in connection with the separation of the Company’s wireless and wireline operations.

NTELOS Holdings Corp.

Key Metrics						Nine Months Ended:
Quarter Ended:	9/30/2011	12/31/2011	3/31/2012	6/30/2012	9/30/2012	9/30/2012	9/30/2011
Subscribers
Beginning Subscribers	424,800	415,000	414,500	421,300	424,800	414,500	432,400
Prepay	122,800	119,900	122,100	135,300	139,400	122,100	125,600
Postpay	302,000	295,100	292,400	286,000	285,400	292,400	306,800

Gross Additions	36,500	41,600	45,900	36,800	42,400	125,100	116,500
Prepay	20,000	20,900	28,900	20,000	20,400	69,300	64,200
Postpay	16,500	20,700	17,000	16,800	22,000	55,800	52,300

Disconnections	46,300	42,100	39,100	33,300	36,900	109,300	133,900
Prepay	23,400	19,500	17,300	17,200	19,800	54,300	71,000
Postpay	22,900	22,600	21,800	16,100	17,100	55,000	62,900

Net Additions (Losses)	(9,800)	(500)	6,800	3,500	5,500	15,800	(17,400)
Prepay	(3,400)	1,400	11,600	2,800	600	15,000	(6,800)
Postpay	(6,400)	(1,900)	(4,800)	700	4,900	800	(10,600)

Ending Subscribers	415,000	414,500	421,300	424,800	430,300	430,300	415,000
Prepay	119,900	122,100	135,300	139,400	141,400	141,400	119,900
Postpay	295,100	292,400	286,000	285,400	288,900	288,900	295,100

Churn, net	3.7%	3.4%	3.1%	2.6%	2.9%	2.9%	3.5%
Prepay	6.5%	5.4%	4.5%	4.2%	4.7%	4.5%	6.3%
Postpay	2.6%	2.6%	2.5%	1.9%	2.0%	2.1%	2.3%

Other Items

ARPU	$49.77	$48.57	$49.08	$49.41	$50.93	$49.82	$50.18
Prepay	$33.68	$33.01	$36.56	$34.89	$34.50	$35.28	$34.00
Postpay	$56.26	$54.94	$54.63	$56.42	$58.97	$56.67	$56.86

Data ARPU	$16.17	$17.36	$19.05	$19.65	$20.25	$19.65	$15.38

Licensed Population (millions)	8.1	8.1	8.1	8.1	8.1	8.1	8.1

Covered Population (millions)	5.9	5.9	5.9	6.0	6.0	6.0	5.9

Total Cell Sites	1,337	1,353	1,365	1,378	1,396	1,396	1,337

Strategic Network Alliance Revenues (000’s)
Total Voice	$22,824	$23,122	$23,533	$23,856	$24,655	$72,044	$65,557
Total Data	12,579	14,780	16,347	16,536	16,971	49,854	33,551

Total	$35,403	$37,902	$39,880	$40,392	$41,626	$121,898	$99,108

NTELOS Holdings Corp.

ARPU Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
Average Monthly Revenue per User (ARPU) [1]	2012	2011	2012	2011
(In thousands, except for subscribers and ARPU)

Operating Revenues	$114,466	$107,404	$336,592	$316,633
Less: Equipment revenue from sales to new customers	(3,333)	(2,284)	(11,233)	(6,214)
Less: Equipment revenue from sales to existing customers	(3,416)	(4,859)	(11,722)	(14,151)
Less: Wholesale, other and adjustments	(42,380)	(37,715)	(124,278)	(104,151)

Gross subscriber revenue	65,337	62,546	189,359	192,117

Less: prepay subscriber revenue	(14,103)	(11,946)	(41,507)	(37,170)
Less: adjustments to prepay subscriber revenue	(434)	(235)	(1,469)	(871)

Gross postpay subscriber revenue	$50,800	$50,365	$146,383	$154,076

Prepay subscriber revenue	$14,103	$11,946	$41,507	$37,170
Plus: adjustments to prepay subscriber revenue	434	235	1,469	871

Gross prepay subscriber revenue	$14,537	$12,181	$42,976	$38,041

Average number of subscribers	427,610	418,923	422,351	425,391

Total ARPU	$50.93	$49.77	$49.82	$50.18

Average number of postpay subscribers	287,165	298,387	287,015	301,064

Postpay ARPU	$58.97	$56.26	$56.67	$56.86

Average number of prepay subscribers	140,446	120,536	135,336	124,327

Prepay ARPU	$34.50	$33.68	$35.28	$34.00

Gross subscriber revenue	$65,337	$62,546	$189,359	$192,117
Less: voice and other feature revenue	(39,366)	(42,218)	(114,653)	(133,233)

Data revenue	$25,971	$20,328	$74,706	$58,884

Average number of subscribers	427,610	418,923	422,351	425,391

Total Data ARPU	$20.25	$16.17	$19.65	$15.38

Gross postpay subscriber revenue	$50,800	$50,365	$146,383	$154,076
Less: postpay voice and other feature revenue	(33,028)	(36,028)	(95,950)	(110,890)

Postpay data revenue	$17,772	$14,337	$50,433	$43,186

Gross prepay subscriber revenue	$14,537	$12,181	$42,976	$38,041
Less: prepay voice and other feature revenue	(6,338)	(6,190)	(18,703)	(22,340)

Prepay data revenue	$8,199	$5,991	$24,273	$15,701

Average number of postpay subscribers	287,165	298,387	287,015	301,064

Postpay data ARPU	$20.63	$16.02	$19.52	$15.94

Average number of prepay subscribers	140,445	120,536	135,336	124,327

Prepay data ARPU	$19.46	$16.57	$19.93	$14.03

[1]

Average monthly revenue per user (ARPU) is computed by dividing service revenues per period divided by the average number of subscribers during that period. ARPU as defined may not be similar to ARPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s unaudited condensed consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPU in order to determine their effectiveness. ARPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.